EXHIBIT 99.2

INLAND REAL ESTATE CORPORATION

(a Maryland corporation)

Consolidated Statements of Operations

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001
Income:
Rental income	$125,610,808	106,921,102	102,041,809
Additional rental income	44,885,739	39,916,970	39,053,908
Lease termination income	369,819	657,648	2,481,404
Interest income	382,228	1,326,998	2,795,593
Dividend income	1,067,282	1,258,965	1,424,596
Other income	824,203	506,281	424,719

	173,140,079	150,587,964	148,222,029
Expenses:
Professional services	453,889	452,365	633,590
General and administrative expenses	5,206,385	4,382,086	3,892,969
Bad debt expense	1,784,967	1,960,090	1,393,977
Property operating expenses	52,070,634	44,127,967	42,637,112
Interest expense	39,582,095	34,723,317	34,389,009
Depreciation	33,340,475	27,487,081	25,414,336
Amortization	1,291,921	590,389	351,650
Acquisition cost expenses	28,551	38,355	44,458

	133,758,917	113,761,650	108,757,101

Income from operations	39,381,162	36,826,314	39,464,928
Minority interest	(448,553)	(931,863)	(795,782)
Income (loss) from operations of unconsolidated ventures	(6,720)	97,938	2,878

Income before discontinued operations	38,925,889	35,992,389	38,672,024
Income from discontinued operations (including gain on sale of investment properties of $1,314,634, $1,545,832 and $467,337 for the years ended December 31, 2003, 2002 and 2001, respectively)	2,940,363	3,283,955	1,993,913

Net income	41,866,252	39,276,344	40,665,937

Other comprehensive income:
Unrealized gain (loss) on investment securities, net of amounts realized of $333,833, $101,957 and $51,122, respectively	350,583	(100,244)	1,897,994

Comprehensive income	$42,216,835	39,176,100	42,563,931

See accompanying notes to consolidated financial statements.

INLAND REAL ESTATE CORPORATION

(a Maryland corporation)

Consolidated Statements of Operations

For the years ended December 31, 2003, 2002 and 2001

	2003	2002	2001

Income before discontinued operations per common share, basic and diluted	$.60	.56	.61

Income from discontinued operations per common share, basic and diluted	$.04	.05	.03

Net income per common share, basic and diluted	$.64	.61	.64

Weighted average common shares outstanding, basic	65,063,679	63,978,625	63,108,080

Weighted average common shares outstanding, diluted	65,068,043	63,984,079	63,108,080

See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements

(7)           Discontinued Operations

During the three months ended March 31, 2004, the Company sold or held for sale two investment properties owned by the Company and not classified as assets held for sale as of December 31, 2003.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2003, 2002 and 2001 in the consolidated statements of operations.  The effect of the reclassifications resulted in an increase to income from discontinued operations of $538,684, $438,687 and $277,251 for the years ended December 31, 2003, 2002 and 2001, respectively.

Results of operations for the years ended December 31, 2003, 2002 and 2001 for the investment properties sold or held for sale through March 31, 2004 are presented in the table below:

	2003	2002	2001

Income:
Rental income	$4,561,114	4,984,957	5,393,521
Additional rental income	1,022,651	1,168,775	1,432,667

	5,583,765	6,153,732	6,826,188

Expenses:
Bad debt expense	20,273	121,854	331,330
Property operating expenses	1,290,956	1,236,077	1,672,476
Interest expense	1,589,689	1,635,435	1,854,209
Depreciation	1,028,970	1,334,777	1,423,961
Amortization	28,148	87,466	17,636

	3,958,036	4,415,609	5,299,612

Income from operations	$1,625,729	1,738,123	1,526,576

Gain on sale of investment property	1,314,634	1,545,832	467,337

Income from discontinued operations	2,940,363	3,283,955	1,993,913

(13)         Segment Reporting

In addition, the reclassifications of the operations of these two properties to discontinued operations results in the following restated segment disclosures:

	2003	2002	2001

Total rental and additional rental income	$170,496,547	146,838,072	141,095,717
Total property operating expenses	(52,070,634)	(44,127,967)	(42,637,112)

Property net operating income	118,425,913	102,710,105	98,458,605

Other income:
Lease termination income	369,819	657,648	2,481,404
Interest income	382,228	1,326,998	2,795,593
Dividend income	1,067,282	1,258,965	1,424,596
Other income	824,203	506,281	424,719

Other expenses:
Professional services	453,889	452,365	633,590
General and administrative	5,206,385	4,382,086	3,892,969
Bad debt expense	1,784,967	1,960,090	1,393,977
Interest expense	39,582,095	34,723,317	34,389,009
Depreciation and amortization	34,632,396	28,077,470	25,765,986
Acquisition cost expense	28,551	38,355	44,458

Income from operations	$39,381,162	36,826,314	39,464,928

Net investment properties, including properties held for sale	$1,132,888,818	1,093,445,301	915,402,574

Non-segment assets	$147,766,792	96,585,710	104,960,562

Total assets	$1,280,655,610	1,190,031,011	1,020,363,136

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Same Store Analysis

In addition, the reclassifications of the operations of these two properties to discontinued operations results in the following restated same store analysis:

	Year ended December 31, 2003	Year ended December 31, 2002	Year ended December 31, 2001
Rental and additional rental income:
"Same store" investment properties (109 properties, approximately 8.9 million square feet)	$137,357,140	138,445,729	140,834,461
“Other investment properties”	33,139,407	8,392,343	261,256

Total rental and additional rental income	$170,496,547	146,838,072	141,095,717

Property operating expenses:
"Same store" investment properties (excluding interest, depreciation, amortization and bad debt expense)	$43,216,186	42,256,727	42,635,951
“Other investment properties”	8,854,448	1,871,240	1,161

Total property operating expenses	$52,070,634	44,127,967	42,637,112

Net operating income (rental and additional rental income less property operating expenses):
"Same store" investment properties	$94,140,954	96,189,002	98,198,510
“Other investment properties”	24,284,959	6,521,103	260,095

Total net operating income	$118,425,913	102,710,105	98,458,605

Other income:
Lease termination income	369,819	657,648	2,481,404
Interest and dividend income	1,449,510	2,585,963	4,220,189
Other income	824,203	506,281	424,719

Other expenses:
Professional services	453,889	452,365	633,590
General and administrative expenses	5,206,385	4,382,086	3,892,969
Bad debt expense	1,784,967	1,960,090	1,393,977
Interest expense	39,582,095	34,723,317	34,389,009
Depreciation and amortization	34,632,396	28,077,470	25,765,986
Acquisition cost expenses	28,551	38,355	44,458

Income from operations	$39,381,162	36,826,314	39,464,928